Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS STRONG OPERATING PERFORMANCE FOR THE FOURTH QUARTER AND FULL YEAR 2012

BETHESDA, MD; February 21, 2013 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the fourth quarter and full year ended December 31, 2012.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended December 31,		Percent Change	Year ended December 31,		Percent Change
	2012	2011		2012	2011
Total revenues	$1,746	$1,634	6.9%	$5,286	$4,924	7.4%
Comparable hotel revenues*	1,445	1,390	3.9%	4,428	4,195	5.5%
Comparable hotel RevPAR	144.09	136.25	5.8%	142.48	133.87	6.4%
Net income (loss)	15	16	(6.3)%	63	(16)	N/M
Adjusted EBITDA*	426	349	22.1%	1,190	1,018	16.9%

Diluted earnings (loss) per share	$.02	$.02	—	$.08	$(.02)	N/M
NAREIT FFO per diluted share*	.40	.31	29.0%	1.04	.89	16.9%
Adjusted FFO per diluted share*	.40	.32	25.0%	1.10	.92	19.6%

N/M=Not Meaningful

*	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share (which excludes debt extinguishment costs and other expenses), Adjusted EBITDA (which is earnings before interest, taxes, depreciation, amortization and other items) and comparable hotel operating results (including comparable hotel revenues and comparable hotel adjusted operating profit margins) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the discussion included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure and the limitations on their use.

The increase in total revenues for the fourth quarter and full year 2012 reflect the improved performance of the Company’s owned hotels as comparable hotel RevPAR increased 5.8% and 6.4% for the fourth quarter and full year 2012, respectively. In addition, full year 2012 revenues benefited from the results of the ten hotels (nearly 4,000 rooms) that were acquired during 2011 and the acquisition of the Grand Hyatt Washington on July 16, 2012. These acquisitions increased revenues by an incremental $99 million for full year 2012.

The increase in comparable hotel RevPAR primarily was driven by improvements in average room rates, coupled with continued occupancy growth. For the fourth quarter and full year 2012, average room rates improved 2.8% and 3.6%, respectively, while occupancy improved 2.0 percentage points both for the quarter and full year to 72.6% and 74.5%, respectively. The improvements in revenues led to strong margin growth as comparable hotel adjusted operating profit margins increased 80 basis points and 140 basis points for the fourth quarter and full year 2012, respectively.

INVESTMENTS

•

REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES - The Company invested approximately $22 million and $144 million in the fourth quarter and full year 2012, respectively, in redevelopment and return on investment (“ROI”) expenditures. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. Three properties with recently completed extensive redevelopment work, the Atlanta Marriott Perimeter Center, the Chicago Marriott O’Hare and the Sheraton Indianapolis, have performed exceptionally well, as RevPAR increased an average of 41% for full year 2012 compared to the pre-construction period in 2010. Due to the significant capital expenditures affecting nearly every aspect of these properties, the operations are excluded from comparable hotel results. The Company expects investment in redevelopment and ROI expenditures for 2013 will range from $90 million to $100 million.

•

ACQUISITION EXPENDITURES - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans that are designed to maximize profitability and enhance the guest experience. During the fourth quarter 2012, the Company completed the renovation of almost 750 guestrooms and opened the new concierge lounge in the Harbor Tower of the Manchester Grand Hyatt San Diego. The Company also began a $23 million renovation to all 888 rooms of the Grand Hyatt Washington. The Company spent approximately $39 million and $128 million for the fourth quarter and full year 2012, respectively, on acquisition projects and expects to invest between $40 million and $50 million for 2013.

•

RENEWAL AND REPLACEMENT EXPENDITURES - The Company invested approximately $121 million and $366 million for the fourth quarter and full year 2012, respectively, in renewal and replacement expenditures. These expenditures are designed to ensure that the high-quality standards of both the Company and its operators are maintained. Major renewal and replacement projects completed during the fourth quarter included 459 rooms at the Washington Marriott at Metro Center, the 504-room North Tower of the Orlando World Center Marriott and 130,000 square feet of meeting space at The Westin Kierland Resort & Spa. The Company expects that renewal and replacement expenditures for 2013 will total approximately $270 million to $290 million. At the mid-point of the Company’s guidance, the 2013 renewal and replacement expenditures represent over a 20% decrease when compared to 2012.

VALUE ENHANCEMENT PROJECTS

On November 9, 2012 the Company entered into a joint venture with Hyatt Residential Group (the “Maui JV”) to develop, sell and operate a 131-unit vacation ownership project in Maui, Hawaii adjacent to the Company’s Hyatt Regency Maui Resort & Spa. The Company contributed a combination of land and cash to the Maui JV in exchange for a 67% membership interest and recognized a gain on the sale of land of $8 million. In addition to any profits from the sale of timeshare units, the Company also expects to benefit from synergies created with the existing hotel. Construction has begun and the project is expected to open in late 2014.

DISPOSITIONS

On January 11, 2013, the Company sold the 1,663-room Atlanta Marriott Marquis, including the furniture, fixtures & equipment (“FF&E”) replacement fund, for a sale price of $293 million and will recognize a gain on the sale of approximately $21 million in the first quarter 2013. On November 15, 2012, the Company sold its 94.8% interest in the 424-room Toronto Airport Marriott for proceeds of approximately CAD32 million ($32 million).

BALANCE SHEET

During 2012, the Company issued $1.5 billion of debt, with a weighted average interest rate of 3.7%, and used the proceeds, along with available cash, to repay $1.9 billion of debt with a weighted average interest rate of 6.7%. This included the fourth quarter redemption of $100 million of 6 3/4% Series Q senior notes due 2016. As a result of these transactions, the Company has decreased its weighted average interest rate by approximately 90 basis points, to 5.4%, and lengthened its weighted average debt maturity at year end to 5.1 years. As of December 31, 2012, the Company had $417 million of cash and cash equivalents and $737 million of available capacity under its credit facility. After adjusting for the sales proceeds from the Atlanta Marriott Marquis, the January dividend payment, and a $100 million credit facility repayment, the Company currently has over $530 million of cash and $837 million of credit facility capacity. For 2013, the only debt maturities are $277 million of mortgage loans secured by two properties.

EUROPEAN JOINT VENTURE

Hotel RevPAR for the Company’s joint venture in Europe increased 2.0% for the fourth quarter and 2.9% for full year 2012 on a constant Euro basis for the 11 properties in the joint venture with comparable results. The full-year growth was driven by an increase in average room rate of 3.3%, offset by a slight decline in occupancy. On November 30, 2012, the joint venture acquired a portfolio of five hotels consisting of 1,733 rooms in Paris and Amsterdam for approximately €440 million ($572 million) and the payment of an additional €10 million ($13 million) for the FF&E replacement fund. The acquisition was financed, in part, through the issuance of a €250 million ($325 million) mortgage loan by the joint venture. The Company’s equity contribution of approximately €70 million ($90 million) to the joint venture in connection with this acquisition was funded with proceeds from the repayment by the seller of a €62 million ($80 million) note receivable that the Company had initially purchased at a discount of 38% in 2010, along with available cash.

DIVIDEND

On November 29, 2012, the Company’s Board of Directors authorized a regular quarterly cash dividend of $.09 per share on its common stock. The dividend was paid on January 15, 2013 to stockholders of record on December 31, 2012. On February 19, 2013, the Board of Directors authorized a regular quarterly cash dividend of $.10 per share on its common stock. The dividend will be paid on April 15, 2013 to stockholders of record on March 28, 2013. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2013 OUTLOOK

The Company anticipates that for 2013:

•	Comparable hotel RevPAR will increase 5.0% to 7.0%;

•	Total rooms revenues under GAAP will increase 6.7% to 8.7%;

•	Total owned hotel revenues under GAAP will increase 5.4% to 7.5%;

•	Total comparable hotel revenues will increase 3.8% to 5.8%;

•	Operating profit margins under GAAP will increase approximately 270 basis points to 360 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 50 basis points to 110 basis points.

Based upon these parameters, the Company estimates that its 2013 guidance is as follows:

•	earnings per diluted share should range from approximately $.29 to $.36;

•	net income should range from $217 million to $276 million;

•	NAREIT and Adjusted FFO per diluted share should be approximately $1.19 to $1.27; and

•	Adjusted EBITDA should be approximately $1,250 million to $1,310 million.

See the 2013 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 103 properties in the United States and 15 properties internationally totaling approximately 62,500 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 19 hotels with approximately 6,100 rooms and a joint venture in Asia that owns one hotel in Australia and a minority interest in two hotels in India and five hotels that are in various stages of development in India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 21, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.4% of the partnership interests in Host LP held by outside partners as of December 31, 2012, which is presented as non-controlling interests in Host LP in our consolidated balance sheets and is included in net income (loss) attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, NAREIT and Adjusted FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

PAGE NO.
2012 OPERATING RESULTS

Consolidated Balance Sheets
December 31, 2012 (unaudited) and December 31, 2011	7

Consolidated Statements of Operations (unaudited)
Quarter and Year Ended December 31, 2012 and 2011	8

Earnings (Loss) per Common Share (unaudited)
Quarter and Year Ended December 31, 2012 and 2011	9

Hotel Operating Data
Comparable Hotel Operating Data (by Region and Property Type)	10
Hotel Operating Statistics for All Properties	10
Schedule of Comparable Hotel Results	11

Other Financial Data	12

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA	13

Reconciliation of Net Income (Loss) to NAREIT and Adjusted Funds From Operations per Diluted Share	14

2013 FORECAST INFORMATION

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for 2013 Forecasts	15

Schedule of Comparable Hotel Adjusted Operating Profit Margin for 2013 Forecasts	16

Notes to Financial Information	17

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS

Property and equipment, net	$11,588	$11,383
Due from managers	80	37
Advances to and investments in affiliates	347	197
Deferred financing costs, net	53	55
Furniture, fixtures and equipment replacement fund	154	166
Other	319	390
Restricted cash	36	36
Cash and cash equivalents	417	826

Total assets	$12,994	$13,090

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $531 million and $902 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,569	$4,543
Credit facility, including the $500 million term loan	763	117
Mortgage debt	993	1,006
Other	86	87

Total debt	5,411	5,753
Accounts payable and accrued expenses	194	175
Other	372	291

Total liabilities	5,977	6,219

Non-controlling interests—Host Hotels & Resorts, L.P.	158	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 724.6 million shares and 705.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	8,040	7,750
Accumulated other comprehensive income (loss)	12	(1)
Deficit	(1,234)	(1,079)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,825	6,677
Non-controlling interests—other consolidated partnerships	34	36

Total equity	6,859	6,713

Total liabilities, non-controlling interests and equity	$12,994	$13,090

(a)	Our consolidated balance sheet as of December 31, 2012 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenues
Rooms	$1,058	$973	$3,219	$2,975
Food and beverage	511	485	1,494	1,404
Other	94	98	300	292

Owned hotel revenues	1,663	1,556	5,013	4,671
Other revenues	83	78	273	253

Total revenues	1,746	1,634	5,286	4,924

Expenses
Rooms	284	264	875	816
Food and beverage	371	351	1,105	1,044
Other departmental and support expenses	415	403	1,282	1,240
Management fees	72	63	207	187
Other property-level expenses	183	175	587	564
Depreciation and amortization (b)	281	205	751	638
Corporate and other expenses	34	53	107	111
Gain on insurance settlements	(11)	(2)	(11)	(2)

Total operating costs and expenses	1,629	1,512	4,903	4,598

Operating profit	117	122	383	326
Interest income	12	5	23	20
Interest expense (c)	(101)	(112)	(373)	(371)
Net gains on property transactions and other	9	1	13	7
Gain (loss) on foreign currency transactions and derivatives	(1)	4	(4)	3
Equity in earnings of affiliates	—	7	2	4

Income (loss) before income taxes	36	27	44	(11)
Benefit (provision) for income taxes	(22)	(8)	(31)	1

Income (loss) from continuing operations	14	19	13	(10)
Income (loss) from discontinued operations, net of tax	1	(3)	50	(6)

Net income (loss)	15	16	63	(16)
Less: Net (income) loss attributable to non-controlling interests	—	1	(2)	1

Net income (loss) attributable to Host Inc.	$15	$17	$61	$(15)

Basic and diluted earnings (loss) per common share:
Continuing operations	$.02	$.03	$.01	$(.01)
Discontinued operations	—	(.01)	.07	(.01)

Basic and diluted earnings (loss) per common share	$.02	$.02	$.08	$(.02)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Depreciation and amortization expense for the fourth quarter and year ended December 31, 2012 includes a $60 million impairment charge related to the Westin Mission Hills Resort & Spa.
(c)	Interest expense includes the following items:

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Non-cash interest for exchangeable debentures	$5	$9	$17	$31
Debt extinguishment costs	3	1	30	9

Total	$8	$10	$47	$40

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income (loss)	$15	$16	$63	$(16)
Net (income) loss attributable to non-controlling interests	—	1	(2)	1

Earnings (loss) available to common stockholders	$15	$17	$61	$(15)

Diluted earnings (loss) available to common stockholders	$15	$17	$61	$(15)

Basic weighted average shares outstanding	723.9	703.2	718.2	693.0

Diluted weighted average common shares outstanding (a)	725.1	705.1	719.6	693.0

Basic and diluted earnings (loss) per common share	$.02	$.02	$.08	$(.02)

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data (a)

	As of December 31, 2012		Quarter ended December 31, 2012			Quarter ended December 31, 2011
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	25	13,896	$184.64	74.9%	$138.35	$175.37	71.1%	$124.71	10.9%
Mid-Atlantic	11	8,638	283.31	83.2	235.67	281.18	82.5	231.84	1.7
South Central	9	5,695	148.68	68.6	101.95	145.04	65.9	95.61	6.6
D.C. Metro	12	5,416	196.04	68.3	133.92	195.65	71.3	139.49	(4.0)
North Central	11	4,782	168.04	72.2	121.38	161.35	70.8	114.16	6.3
Atlanta	7	3,846	166.86	66.3	110.68	161.05	62.8	101.11	9.5
Florida	8	3,680	192.60	67.1	129.21	186.10	63.0	117.26	10.2
New England	6	3,672	196.81	72.6	142.90	181.55	71.5	129.89	10.0
Mountain	7	2,885	159.47	62.0	98.94	156.60	62.3	97.58	1.4
Canada	3	1,219	181.48	71.2	129.21	176.89	66.2	117.12	10.3
Latin America	4	1,075	230.98	71.4	164.96	226.97	65.9	149.58	10.3

All Regions	103	54,804	198.53	72.6	144.09	193.04	70.6	136.25	5.8

	As of December 31, 2012		Year ended December 31, 2012			Year ended December 31, 2011
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	25	13,896	$183.71	77.7%	$142.68	$174.10	75.2%	$130.84	9.1%
Mid-Atlantic	11	8,638	250.77	81.4	204.02	246.54	78.3	193.07	5.7
South Central	9	5,695	149.21	71.7	106.94	147.86	68.6	101.36	5.5
D.C. Metro	12	5,416	194.18	72.5	140.86	194.48	74.0	143.90	(2.1)
North Central	11	4,782	158.90	72.8	115.66	152.39	71.5	108.91	6.2
Atlanta	7	3,846	160.74	68.1	109.50	157.31	65.0	102.32	7.0
Florida	8	3,680	210.74	73.6	155.16	196.88	71.7	141.11	10.0
New England	6	3,672	189.28	74.1	140.30	174.35	72.4	126.19	11.2
Mountain	7	2,885	161.01	65.5	105.42	157.90	65.0	102.59	2.8
Canada	3	1,219	179.54	68.3	122.68	177.23	67.5	119.66	2.5
Latin America	4	1,075	232.18	71.2	165.21	214.79	67.8	145.69	13.4

All Regions	103	54,804	191.15	74.5	142.48	184.52	72.5	133.87	6.4

	As of December 31, 2012		Quarter ended December 31, 2012			Quarter ended December 31, 2011			Percent Change in RevPAR
Property Type	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR
Urban	53	33,232	$216.49	74.5%	$161.20	$211.96	73.0%	$154.80	4.1%
Suburban	27	10,321	154.03	67.8	104.47	146.08	65.5	95.66	9.2
Resort/Conference	12	6,083	233.12	65.1	151.71	223.58	62.5	139.71	8.6
Airport	11	5,168	129.75	78.9	102.37	123.45	74.6	92.07	11.2

All Types	103	54,804	198.53	72.6	144.09	193.04	70.6	136.25	5.8

	As of December 31, 2012		Year ended December 31, 2012			Year ended December 31, 2011
Property Type	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Change in RevPAR
Urban	53	33,232	$203.60	75.9%	$154.58	$197.61	74.0%	$146.30	5.7%
Suburban	27	10,321	151.90	70.0	106.34	146.16	68.1	99.59	6.8
Resort/Conference	12	6,083	246.68	70.0	172.74	234.20	67.9	159.09	8.6
Airport	11	5,168	126.41	80.0	101.09	119.95	77.2	92.62	9.1

All Types	103	54,804	191.15	74.5	142.48	184.52	72.5	133.87	6.4

(a)	See the Notes to Financial Information for a discussion of reporting periods and comparable hotel results.

Hotel Operating Statistics for All Properties (a)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Average room rate	$197.20	$189.96	$189.32	$181.88
Average occupancy	71.8%	69.7%	73.9%	71.9%
RevPAR	$141.56	$132.31	$139.90	$130.70

(a)	The operating statistics reflect all consolidated properties as of December 31, 2012 and December 31, 2011, respectively, and include the results of operations of properties sold or transferred during the year through the date of their disposition.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Number of hotels	103	103	103	103
Number of rooms	54,804	54,804	54,804	54,804
Percent change in comparable hotel RevPAR	5.8%	—	6.4%	—
Operating profit margin under GAAP (b)	6.7%	7.5%	7.2%	6.6%
Comparable hotel adjusted operating profit margin (b)	24.6%	23.8%	24.0%	22.6%
Comparable hotel revenues
Room	$918	$868	$2,849	$2,672
Food and beverage	443	438	1,314	1,264
Other	84	84	265	259

Comparable hotel revenues (c)	1,445	1,390	4,428	4,195

Comparable hotel expenses
Room	246	234	768	728
Food and beverage	321	315	977	943
Other	47	48	149	149
Management fees, ground rent and other costs	475	462	1,473	1,429

Comparable hotel expenses (d)	1,089	1,059	3,367	3,249

Comparable hotel adjusted operating profit	356	331	1,061	946
Non-comparable hotel results, net (e)	79	48	183	135
Income (loss) from hotels leased from HPT	(3)	1	(3)	(6)
Depreciation and amortization	(281)	(205)	(751)	(638)
Corporate and other expenses	(34)	(53)	(107)	(111)

Operating profit	$117	$122	$383	$326

(a)	See the Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statements of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenues per the consolidated statements of operations	$1,746	$1,634	$5,286	$4,924
Non-comparable hotel revenues	(245)	(188)	(677)	(559)
Hotel revenues for which we record rental income, net	14	14	51	51
Revenues for hotels leased from HPT	(70)	(70)	(232)	(221)

Comparable hotel revenues	$1,445	$1,390	$4,428	$4,195

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Operating costs and expenses per the consolidated statements of operations	$1,629	$1,512	$4,903	$4,598
Non-comparable hotel expenses	(166)	(140)	(494)	(424)
Hotel expenses for which we record rental income	14	14	51	51
Expense for hotels leased from HPT	(73)	(69)	(235)	(227)
Depreciation and amortization	(281)	(205)	(751)	(638)
Corporate and other expenses	(34)	(53)	(107)	(111)

Comparable hotel expenses	$1,089	$1,059	$3,367	$3,249

(e)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements, (iii) the results of our office buildings and (iv) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	December 31, 2012	December 31, 2011
Equity
Common shares outstanding	724.6	705.1
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)	734.7	715.8
Preferred OP Units outstanding	.02	.02

Security pricing
Common (b)	$15.67	$14.77
3 1/4% Exchangeable Senior Debentures (c)	$1,152.8	$1,084.0
2 1/2% Exchangeable Senior Debentures (c)	$1,309.2	$1,242.6

Dividends declared per share for calendar year
Common	$.30	$.14

Debt

Senior debt	Rate	Maturity date	December 31, 2012	December 31, 2011
Series O	6 3/8%	3/2015	$—	$650
Series Q	6 3/4%	6/2016	550	800
Series S	6 7/8%	11/2014	—	498
Series T	9%	5/2017	391	390
Series V	6%	11/2020	500	500
Series X	5 7/8%	6/2019	497	496
Series Z	6%	10/2021	300	300
Series B (d)	5 1/4%	3/2022	350	—
Series C	4 3/4%	3/2023	450	—
Exchangeable senior debentures (e)	3 1/4%	4/2024	175	175
Exchangeable senior debentures	2 5/8%	4/2027	—	385
Exchangeable senior debentures (f)	2 1/2%	10/2029	356	342
Senior notes	10%	5/2012	—	7
Credit facility term loan	2.0%	7/2017	500	—
Credit facility revolver (g)	2.6%	11/2015	263	117

			4,332	4,660

Mortgage debt and other
Mortgage debt (non-recourse)	3.3-8.5%	7/2013-11/2016	993	1,006
Other	7.0-7.8%	10/2014-12/2017	86	87

Total debt (h)(i)			$5,411	$5,753

Percentage of fixed rate debt			78%	90%
Weighted average interest rate			5.4%	6.3%
Weighted average debt maturity			5.1 years	4.4 years

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, for 1.021494 common shares of Host Inc. At December 31, 2012 and 2011, there were 9.9 million and 10.5 million common OP Units, respectively, held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	The 5 1/4% Series A senior notes were exchanged for 5 1/4% Series B senior notes in October 2012.
(e)	Holders of the 3 1/4% Exchangeable Senior Debentures due 2024 (the “2004 Debentures”) can require the Company to repurchase the exchangeable debentures for cash in April 2014.
(f)

At December 31, 2012, the principal balance outstanding of the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $400 million. The discount related to these debentures is amortized through October 2015, the first date at which holders can require the Company to repurchase the 2009 Debentures for cash.

(g)	The interest rate shown is the weighted average rate of the outstanding credit facility at December 31, 2012.
(h)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2012, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $461 million.
(i)	Total debt as of December 31, 2012 and December 31, 2011 includes net discounts of $48 million and $63 million, respectively.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income (loss) (a)	$15	$16	$63	$(16)
Interest expense	101	112	373	371
Depreciation and amortization	221	205	691	638
Income taxes	22	8	31	(1)
Discontinued operations (b)	—	3	3	9

EBITDA (a)	359	344	1,161	1,001
Gain on dispositions (c)	—	—	(48)	—
Acquisition costs	—	—	7	5
Gain on property insurance settlement	(2)	—	(2)	—
Non-cash impairment charges	60	5	60	8
Amortization of deferred gains	(1)	(1)	(4)	(7)
Equity investment adjustments:
Equity in earnings of affiliates	—	(7)	(2)	(4)
Pro rata Adjusted EBITDA of equity investments	14	11	34	29
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non- controlling partners in consolidated partnerships	(4)	(3)	(16)	(14)

Adjusted EBITDA (a)	$426	$349	$1,190	$1,018

(a)	Net income (loss), EBITDA, Adjusted EBITDA and FFO include the following significant transactions:

•	A gain of $8 million for both the fourth quarter and full year 2012 for the sale of land to the Maui JV;

•	Business interruption proceeds of $9 million recorded in the fourth quarter of 2012; and

•

Interest income of $11 million and $20 million for the fourth quarter and full year 2012, respectively, on our mortgage loan investment, which was paid in full in November 2012, compared to $5 million and $17 million for the fourth quarter and full year 2011, respectively.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	Reflects the gain on the sale of three hotels in 2012.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

NAREIT and Adjusted Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income (loss)	$15	$16	$63	$(16)
Less: Net (income) loss attributable to non-controlling interests	—	1	(2)	1

Net income (loss) attributable to Host Inc.	15	17	61	(15)
Adjustments:
Gain on dispositions, net of taxes (a)	—	—	(48)	—
Gain on property insurance settlement	(2)	—	(2)	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	(1)	(4)	(7)
Depreciation and amortization	220	207	691	645
Non-cash impairment charges	60	5	60	8
Partnership adjustments	5	(1)	12	4
FFO of non-controlling interests of Host LP	(4)	(3)	(11)	(9)

NAREIT FFO (b)	293	224	759	626
Adjustments to NAREIT FFO:
Loss on debt extinguishments (c)	3	1	35	10
Acquisition costs (d)	2	3	10	8
Litigation losses	—	5	—	5
Loss attributable to non-controlling interests (e)	—	—	(1)	—

Adjusted FFO	$298	$233	$803	$649

For calculation on a per diluted share basis:

Adjustments for dilutive securities (f):
Assuming conversion of Exchangeable Senior Debentures	$10	$9	$31	$30
Assuming deduction of interest – redeemed/exchanged 2004 Debentures	—	—	—	2

NAREIT FFO	$303	$233	$790	$658

Adjusted FFO	$308	$242	$834	$681

Diluted weighted average shares outstanding-EPS	725.1	705.1	719.6	693.0
Assuming issuance of common shares granted under the Comprehensive Stock Plan	—	—	—	2.0
Assuming conversion of Exchangeable Senior Debentures	40.7	39.8	40.4	39.8
Weighted average outstanding shares- redeemed/exchanged 2004 Debentures	—	—	—	4.7

Diluted weighted average shares outstanding – NAREIT FFO and Adjusted FFO	765.8	744.9	760.0	739.5

NAREIT FFO per diluted share	$.40	$.31	$1.04	$.89

Adjusted FFO per diluted share	$.40	$.32	$1.10	$.92

(a)	Reflects the gain on the sale of three hotels in 2012.
(b)	See note (a) to “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for significant transactions affecting FFO.
(c)	Represents costs associated with the redemption of the Series S, Series O and Series Q notes in 2012 and the Series K senior notes and 2007 Debentures in 2011.
(d)	Includes approximately $2 million for the quarter ended December 31, 2012 and $3 million for each of the years ended December 31, 2012 and 2011 and the quarter ended December 31, 2011 related to our share of acquisition costs incurred by unconsolidated joint ventures.
(e)	Represents the portion of the adjustments to NAREIT FFO attributable to non-controlling partners of Host L.P.
(f)	Earnings/loss per diluted share, NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and

Adjusted Funds From Operations per Diluted Share for Full Year 2013 Forecasts (a)

(unaudited, in millions, except per share amounts)

	2013
	Low-end of range	High-end of range
Net income	$217	$276
Interest expense	310	310
Depreciation and amortization	706	706
Income taxes	18	19

EBITDA	1,251	1,311
Gain on dispositions	(21)	(21)
Equity investment adjustments:
Equity in earnings of affiliates	(14)	(14)
Pro rata Adjusted EBITDA of equity investments	51	51
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(17)	(17)

Adjusted EBITDA	$1,250	$1,310

	2013
	Low-end of range	High-end of range
Net income	$217	$276
Less: Net income attributable to non-controlling interests	(5)	(6)

Net income attributable to Host Inc.	212	270
Adjustments:
Gain on dispositions	(21)	(21)
Depreciation and amortization	703	703
Partnership adjustments	14	16
FFO of non-controlling interests of Host LP	(12)	(13)

NAREIT and Adjusted FFO	896	955
Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	29	29

Diluted NAREIT and Adjusted FFO	$925	$984

Weighted average diluted shares – EPS	740.1	740.1
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	775.0	775.0
Earnings per diluted share	$.29	$.36
NAREIT FFO per diluted share	$1.19	$1.27
Adjusted FFO per diluted share	$1.19	$1.27

(a)	The forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 5.0% to 7.0% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 50 basis points to 110 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $27 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•

We expect to spend approximately $130 million to $150 million on ROI/redevelopment and acquisition capital expenditures and approximately $270 million to $290 million on renewal and replacement expenditures.

•

Due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of comparable properties. Additionally, we expect to spend approximately $50 million on new development projects in 2013.

For a discussion of additional items that may affect forecasted results, see Notes to the Financial Information.

(b)	The NAREIT and Adjusted FFO per diluted share include 35 million shares for the dilution of two series of exchangeable senior debentures. We have assumed that we will call for redemption the 2004 Debentures in 2013 and expect that holders will opt to exchange them for shares (totaling approximately 12 million shares), if our stock price exceeds the exchange price (currently $14.83 per share).

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2013 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2013
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	9.8%	10.7%
Comparable hotel adjusted operating profit margin (c)	24.7%	25.3%

Comparable hotel sales
Room	$3,117	$3,177
Other	1,635	1,665

Comparable hotel sales (d)	4,752	4,842

Comparable hotel expenses
Rooms and other departmental costs	1,985	2,012
Management fees, ground rent and other costs	1,591	1,603

Comparable hotel expenses (e)	3,576	3,615

Comparable hotel adjusted operating profit	1,176	1,227
Non-comparable hotel results, net	139	147
Depreciation and amortization	(706)	(706)
Corporate and other expenses	(98)	(98)

Operating profit	$511	$570

(a)	Forecast comparable hotel results include 109 hotels that we have assumed will be classified as comparable as of December 31, 2013. See “Comparable Hotel Operating Statistics” in Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2013. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2013 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2013
	Low-end of range	High-end of range
Revenues	$5,225	$5,324
Non-comparable hotel revenues	(526)	(535)
Hotel revenues for which we record rental income, net	53	53

Comparable hotel sales	$4,752	$4,842

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2013
	Low-end of range	High-end of range
Operating costs and expenses	$4,714	$4,754
Non-comparable hotel and other expenses	(387)	(388)
Hotel expenses for which we record rental income	53	53
Depreciation and amortization	(706)	(706)
Corporate and other expenses	(98)	(98)

Comparable hotel expenses	$3,576	$3,615

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

Effective January 1, 2013, Marriott announced that it will convert from a 52-53 week fiscal year to a 12-month calendar year. While our annual financial statements have always been reported on a calendar basis and are unaffected by this change, our quarterly results have not been on a 3-month calendar quarter basis (as they followed Marriott’s fiscal calendar). However, beginning with the first quarter of 2013, we will report annual and quarterly operating results on a calendar reporting cycle, which is consistent with the majority of companies in the lodging industry. We will not restate any previously reported quarterly financial statements to conform to the new presentation. Accordingly, investors may find the following discussion useful when evaluating quarterly operations in 2013 with prior year quarterly results for both financial statement presentation and hotel operating statistics and comparable hotel results.

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (“Marriott”), the manager of approximately 53% of our properties, prior to January 1, 2013 used a fiscal year ending on the Friday closest to December 31 and reported twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. We elected to adopt the reporting periods used by Marriott except that our fiscal year always ended on December 31 to comply with REIT tax laws. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have historically presented are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2012 ended on September 7, and the third quarter of 2011 ended on September 9, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2012 reflect 115 days of operations, while our fourth quarter results for 2011 reflect 113 days of operations.

While the quarterly reporting calendar we historically presented is more closely aligned with the reporting calendar used by Marriott, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 47% of our hotels). As a result, our 2012 quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it did affect the reporting of quarterly results for years prior to 2013.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our fourth quarter and full year 2012 hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our fourth quarter and full year 2012 comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels in those periods. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we used for hotel operating statistics and our comparable hotels results for fourth quarter and full year 2012 differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2012 reflect 16 weeks of operations for the period from September 8, 2012 to December 28, 2012 for our Marriott-managed hotels and results from September 1, 2012 to December 31, 2012 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the fourth quarter of 2011 reflect 16 weeks of operations for the period from September 10, 2011 to December 30, 2011 for our Marriott-managed hotels and results from September 1, 2011 to December 31, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2012 reflect 52 weeks of operations for the period from December 31, 2011 to December 28, 2012 for our Marriott-managed hotels and results from January 1, 2012 to December 31, 2012 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2011 reflect 52 weeks of operations for the period from January 1, 2011 to December 30, 2011 for our Marriott-managed hotels and results from January 1, 2011 to December 31, 2011 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Westin Chicago River North in August of 2010. The hotel was not included in our comparable hotels until January 1, 2012. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Of the 119 hotels that we owned on December 31, 2012, 103 have been classified as comparable hotels. The operating results of the following hotels that we owned as of December 31, 2012 are excluded from comparable hotel results for these periods:

•	Grand Hyatt Washington (acquired in July 2012);

•	Hilton Melbourne South Wharf (acquired in April 2011);

•	The Westin New York Grand Central (acquired in March 2011);

•	Manchester Grand Hyatt San Diego (acquired in March 2011);

•	The portfolio of seven hotels in New Zealand (acquired in February 2011);

•

Orlando World Center Marriott (business interruption due to extensive renovations, which include façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

•

Atlanta Marriott Perimeter Center (business interruption due to extensive renovations, which included renovation of the guest rooms, lobby, bar and restaurant and the demolition of one tower of the hotel);

•	Chicago Marriott O’Hare (business interruption due to extensive renovations, which included renovating every aspect of the hotel and shutting down over 200 rooms);

•

Sheraton Indianapolis Hotel at Keystone Crossing (business interruption due to extensive renovations, which included the conversion of one tower of the hotel into apartments, reducing the room count, and the renovation of the remaining guest rooms, lobby, bar and meeting space); and

•

San Diego Marriott Marquis & Marina (business interruption due to extensive renovations, which included the renovation of every aspect of the hotel and required the entire hotel to be closed for a period of time).

The operating results of (i) four hotels that we have disposed of in 2012 and 2011, (ii) the Le Méridien Piccadilly, which was transferred to the European joint venture in 2011, and (iii) the 53 Courtyard by Marriott properties leased from HPT, which lease terminated on December 31, 2012, are not included in comparable hotel results for the periods presented herein.

For purpose of our 2013 forecast, we have assumed that for full year 2013 we will have 109 comparable hotels as from those listed above we will begin including seven of the ten hotels we acquired in 2011 (The Westin New York Grand Central that was rebranded in 2012 and our two hotels in Christchurch, New Zealand that experienced an earthquake in 2011 will continue to be excluded from our comparable hotel set). We also will exclude from comparable hotel results the results of the Atlanta Marriott Marquis, which was sold in the first quarter of 2013.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.